UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2007

CIT GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

(Address of registrant’s principal executive office)

505 Fifth Avenue
New York, New York 10017

Registrant’s telephone number, including area code: (212) 771-0505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 8.01 Other Events

     On January 24, 2007, CIT Group Inc. (the “Issuer”) made available to investors a prospectus supplement, dated January 24, 2007, and a prospectus, dated January 19, 2006, with respect to the issuance by the Issuer of $500,000,000 aggregate principal amount of 6.10% Junior Subordinated Notes due March 15, 2067 (the “Notes”). The Notes were issued pursuant to an indenture dated as of January 20, 2006 (the “Base Indenture”) between the Issuer and JPMorgan Chase Bank, N.A., as trustee, as amended and supplemented by a first supplemental indenture dated as of January 31, 2007 (the “Supplemental Indenture”), between the Issuer and The Bank of New York, as successor trustee (the Base Indenture, as amended and supplemented by the Supplemental Indenture, the “Indenture”). The Issuer filed a form of the Base Indenture on January 20, 2006 with the Securities and Exchange Commission (the “Commission”) as Exhibit 4.4 to the Issuer’s registration statement on Form S-3 (File No. 333-131159).

     This Current Report on Form 8-K is being filed to satisfy the requirement to file (i) copies of certain agreements executed in connection with the issuance and the offering of the Notes, and (ii) an opinion regarding legality of the Notes.

     The Notes were offered and sold pursuant to an underwriting agreement dated January 24, 2007 (the “Underwriting Agreement”) among the Issuer and the underwriters named therein.

     The final maturity date of the Notes is March 15, 2067. From, and including, January 31, 2007 to, but not including, March 15, 2017 or earlier redemption, the Notes will accrue interest at a rate per annum equal to 6.10%, payable semi-annually in arrears on March 15 and September 15 of each year, commencing on September 15, 2007. From March 15, 2017 to, but not including, March 15, 2067 or earlier redemption, the Notes will accrue interest at rate per annum equal to three-Month LIBOR plus a margin equal to 1.815%, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing June 15, 2017. Payment of interest is subject to the Issuer’s right or obligation to defer interest for up to ten consecutive years, during which time interest will accrue and compound semi-annually or quarterly, as applicable, to the extent permitted by applicable law, at the applicable rate of interest, subject to certain other conditions described in the Supplemental Indenture.

     The Notes may be redeemed, at the Issuer’s option, in whole or in part, on or after March 15, 2017, at 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, together with any compounded interest. Prior to March 15, 2017, the Notes may be redeemed, at the Issuer’s option, in whole or in part (or upon the occurrence of a certain tax event or a certain rating agency event, in whole but not in part), at the applicable make-whole redemption amount, plus accrued and unpaid interest, together with any compounded interest.

      The foregoing disclosure is qualified in its entirety by reference to the Underwriting Agreement which is attached hereto as Exhibit 1.1, the Base Indenture previously filed with the Commission as described above, the Supplemental Indenture which is attached hereto as Exhibit 4.1 and the form of Notes which is attached hereto as Exhibit 4.2.

     In connection with the issuance of the Notes, Shearman & Sterling LLP, counsel to the Issuer, has delivered an opinion to the Issuer, dated January 31, 2007, regarding the legality of the securities upon issuance and sale thereof on January 31, 2007. A copy of the opinion as to legality is attached as Exhibit 5.1 hereto.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed or furnished herewith:

	1.1	Underwriting Agreement, dated January 24, 2007, among CIT Group Inc. and Barclays Capital Inc., Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters listed on Schedule II thereto.

	4.1	First Supplemental Indenture dated as of January 31, 2007 between CIT Group Inc. and The Bank of New York, as successor trustee.

	4.2	Form of 6.10% Junior Subordinated Notes due March 15, 2067 of CIT Group Inc. (included In Exhibit 4.1).

	5.1	Opinion of Shearman & Sterling LLP.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, CIT Group Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIT GROUP INC.

By: /s/ Glenn A. Votek
Name: Glenn A. Votek
Title: Executive Vice President & Treasurer

Dated: January 31, 2007

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated January 24, 2007, among CIT Group Inc., and Barclays Capital Inc., Lehman Brothers Inc. and Merrill Lynch,
Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters listed on Schedule II thereto.

4.1	First Supplemental Indenture dated as of January 31, 2007 between CIT
Group Inc. and The Bank of New York, as successor trustee.

4.2	Form of 6.10% Junior Subordinated Notes due March 15, 2067 of CIT
Group Inc. (included In Exhibit 4.1).

5.1	Opinion of Shearman & Sterling LLP.